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               SUPPLEMENTAL BENEFIT AGREEMENT


      THIS AGREEMENT made effective as of the 31st day of December, 1998.

BETWEEN:

     NORTHSTAR ENERGY CORPORATION, a body corporate having offices in the City of Calgary, in the Province of Alberta (hereinafter referred to as "Northstar")

                                    OF THE FIRST PART

     JOHN  A.  HAGG, an individual residing in the  City  of
     Calgary,   in  the  Province  of  Alberta  (hereinafter
     referred to as "Hagg")

                                 OF THE SECOND PART BACKGROUND:

(a)  Hagg is presently employed as its Chairman;

(b) Hagg has devoted considerable efforts on behalf of Northstar as an employee of Northstar and its predecessor corporations;
(c) the pension benefits that may be provided for Hagg through a registered plan are, due to maximum benefit levels imposed by the Income Tax Act, not adequate to provide Hagg with a retirement income commensurate with his contributions to the corporation; and

(d) Hagg is currently a highly valued employee of Northstar and Northstar wishes to provide Hagg an incentive to remain in the employ of Northstar and wishes to provide Hagg with an adequate retirement income in recognition of his long service.

     NOW THEREFORE, the parties hereto agree as follows:

                          ARTICLE I
                       INTERPRETATION

1.01 Definitions. In this Agreement, the following words and phrases shall have the following meanings:

"Agreement" means this Supplemental Benefit Agreement;

"Compensation" means, in the respect of any calendar year, the aggregate of:

(a) the annual base salary paid by Northstar to Hagg during that year; plus

(b) any remuneration paid by Northstar to Hagg in that year pursuant to any profit sharing or officer or employee incentive, compensation or bonus program; but

(c)   not  including  any amount paid under this  Agreement,
any amount   paid   due   to   Hagg's  termination   of
employment, contributions made on behalf of Hagg pursuant to the Northstar Savings Plan, any amount included in income attributable to the exercise of (or acceleration of rights in) a stock option or receipt of a stock award; "Corporation" means Northstar;

"Final Average Compensation" shall mean the average of the highest annual Compensation earned by Hagg during the three consecutive calendar years of his employment during the 10 calendar years immediately preceding his attainment of age 60 or his earlier termination of employment, as the case may be;

"Retirement Benefit" means the retirement benefit payable by Northstar to Hagg pursuant to paragraph 2.01 hereof; and

"Spouse" means Hagg's wife, Kristin Bengsten Hagg.

1.02 Headings. The headings of the Articles and paragraphs herein are inserted for convenience of reference only and shall not affect the meaning or construction hereof.
1.03 Applicable Law. This Agreement shall be construed and interpreted in accordance with the laws of the Province of Alberta and the federal laws of Canada
applicable therein.   Each of  the parties hereby
irrevocably attorn to the jurisdiction of the courts of the Province of Alberta with respect to any matters arising out of this Agreement.

                         ARTICLE II
                     RETIREMENT PAYMENT

2.01 Amount of Payment. Upon his retirement as an employee of Northstar (as provided below), the Corporation shall pay to Hagg an annual Retirement Benefit in the amount of 65% of his Final Average Compensation. Provided, in the event that Hagg terminates employment prior to his retirement date (as provided below), then, his Retirement Benefit shall be calculated as of such date based on his then earned Final Average Compensation.
The Retirement Benefit shall commence upon Hagg's retirement or upon Hagg attaining the age of 60 years, whichever is later. The Retirement Benefit shall be payable to Hagg for his lifetime, subject to the survivor benefit payable to his Spouse pursuant to paragraph 2.03 hereof.
2.02 Manner of Payment. The Retirement Benefit payable hereunder at any point in time shall be calculated in Canadian dollars but shall be paid in U.S. dollars using the conversion rate in effect at the time of each payment based on the rate of exchange as quoted by the Bank of Canada (or, if not so quoted, the spot rate of exchange quoted for wholesale transactions made by Bank of America Canada at Toronto, Ontario), however, such exchange rate shall not be less than a conversion rate of .70 or greater than 1.00 from Canadian to U.S. dollars.
2.03 Survivor Benefit. In the event of Hagg's death after commencement of the payment of the Retirement Benefit, his Spouse will continue to receive 60% of the Retirement Benefit during her lifetime.

In the event of Hagg's death, prior to commencement of the payment of the Retirement Benefit, his Spouse's entitlement to receipt of 60% of the Retirement Benefit shall commence
on the day that Hagg would have attained the age of 60 years or the date of his death, whichever occurs later, and such shall be payable to her thereafter during her lifetime.
2.04      Disability Benefit.  In the event that Hagg is
disabled while employed by Northstar and is, as a result thereof, unable to continue his employment with
Northstar, Hagg's  then  earned Retirement  Benefit will
commence when Hagg attains age  60.   If the  disability
occurs after Hagg attains the age of 60, the Retirement Benefit payments shall commence upon the occurrence of the disability.
2.05 No Adjustment. Except as provided in paragraph 2.02 herein, with respect to currency conversion, there will be no adjustment to the Retirement Benefit payable to Hagg after such payments commence, whether inflationary, deflationary, or other wise.

                         ARTICLE III
                   FUNDING AND TERMINATION

3.01       Funding  Policy.   The  Retirement  Benefit
payable hereunder shall not be funded by Northstar in any way, in advance of payment to Hagg. The Retirement Benefit shall be unsecured contractual obligation of Northstar, payable from the available funds of Northstar, and with payment of the annual Retirement Benefit being made to Hagg in equal monthly installments. The Survivor Benefit payable to his Spouse shall similarly be paid. Hagg may, at his sole option, require Northstar to provide
reasonable   security  for  the  ongoing   obligations
of the Corporation to make the Retirement Benefit payments, at the time of his retirement or thereafter, but not prior thereto.
3.02 Commutation. Northstar may, with the written agreement of Hagg or his Spouse, as the case may be, at any time after the date of the first payment of the Retirement Benefit, commute into a lump sum the value of the remaining Retirement Benefit payable under this Agreement and pay such commuted lump sum value to Hagg or his Spouse, as applicable.

3.03       Continuation of Employment.  In consideration for
the benefits        payable  hereunder,  Hagg  agrees  to
continue   his employment  with Northstar from January 1,
1999 through  December 31,  2000  in the capacity as he
presently serves as of the  date this   Agreement  is
executed.   However, notwithstanding any provision herein to
the contrary, Hagg will forfeit no benefits payable under the terms of this Agreement in the event that his employment with Northstar terminates for any reason prior to December 31, 2000.
3.04 Termination Of Employment. The Retirement Benefit payable to Hagg, and the Survivor Benefit payable to his Spouse, as the case may be, shall, subject to the provisions of paragraph 2.01 hereof, be payable by Northstar notwithstanding the date of Hagg's retirement or whether his employment is terminated voluntarily or involuntarily at any time.

                         ARTICLE IV
                           GENERAL

4.01       Confidentiality.  Hagg shall not at any time  use
for his  own  purposes or purposes other than those of
Northstar, or improperly divulge or communicate to anyone, confidential information which he receives or obtains in relation to the business  or affairs  of  Northstar, other
than information which  is  in  the public  domain  or
which  enters the public  domain  other  than through the
act or failure to act on the part of Hagg.
4.02      Non-Competition.  Hagg agrees that, at the time of
his retirement  or  termination  of  his  employment,  he
will make available to Northstar, at reasonable times, the benefits of his experience and advice in a consulting
capacity,  provided  that Northstar   pays  to  Hagg  the
costs  and  expenses,  including travelling expenses,
incurred by him in connection with rendering such services.
In addition, Hagg agrees that he will not, within a two year period following commencement of payment of Retirement
Benefits hereunder, without prior written approval from the
board of directors of Northstar, either individually or in partnership or in conjunction with any person or entity, carry on or be engaged in or connected with any business
that is in direct competition with the business carried on
by Northstar at the time of Hagg's retirement.  Nothing
herein contained shall restrict or prohibit Hagg from making equity investments in any company or other business entity in the oil and gas industry or in any other industry sector
in which Northstar is carrying on business at the time of
Hagg's  retirement, provided  that  the  investment is
passive  in  nature and Hagg is not involved in  the
management, direction or ongoing operation of that company
or other  business entity.
4.03      Severable.  If any provision of this Agreement
shall be held  to  be  invalid,  illegal or unenforceable,
the validity, legality or enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.
4.04       Entire  Agreement.   This  Agreement  constitutes
the entire  agreement between the parties hereto with
respect to  the subject  matter  hereof  and  supersedes
all prior agreements, understandings, negotiations and discussions, whether oral or written, among the parties with respect to the subject
matter of this Agreement.
4.05       Amendments.   No amendment or modification  of
this Agreement shall be binding unless in writing, signed by
each      of the parties hereto.
4.06      Waiver.  No waiver by either party hereto of any
breach of  any of the provisions of this Agreement shall
take effect or be  binding upon the party unless in writing
and signed  by  such party.  Unless otherwise provided
therein, such waiver shall  not limit  or  affect the rights of such party with  respect  to  any other breach.
4.07       Successors  and  Assigns.   This  Agreement
shall be non-assignable but shall enure to the benefit and
be binding upon the parties hereto and their respective
heirs, executors, administrators, other legal personal
representatives.
4.08       Guarantee By Devon Energy.  Devon Energy
Corporation, an Oklahoma corporation, does hereby guarantee
the performance of all  of  the obligations of Northstar to
Hagg under the terms of this Agreement.
4.09       Effect of Agreement on Prior Related Agreement.   This
Agreement supersedes and replaces that certain agreement between Northstar and Hagg entitled "Supplemental Benefit Agreement" and dated January 1, 1996.
4.10 Further Acts. The parties hereto agree to execute and deliver such further and other documents and perform and cause to be performed such further and other acts and things as may be necessary or desirable in order to give full effect to this Agreement and every part hereof.

           IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

          Executed this 17th day of February, 1999.

NORTHSTAR ENERGY CORPORATION

Per:__________________________
    /s/ John A. Hagg
        John A. Hagg

ACCEPTED AND AGREED TO THIS 17th DAY OF FEBRUARY, 1999:

DEVON ENERGY CORPORATION

Per:  /s/William T. Vaughn
         William T. Vaughn